As filed with the Securities and Exchange Commission on August 7, 1997
                                               Registration No. 333-
=============================================================================

                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549



                                 FORM S-8
                          REGISTRATION STATEMENT
                                   UNDER
                        THE SECURITIES ACT OF 1933


                        DecisionOne Holdings Corp.
            (Exact Name of issuer as specified in its charter)

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
               Delaware                                          7378                                13-3435409
    (State or other jurisdiction of                  (Primary Standard Industrial                 (I.R.S. Employer
    incorporation or organization)                        Classification No.)                    Identification No.)
                                                        50 East Swedesford Road
                                                      Frazer, Pennsylvania 19355
                                                            (610) 296-6000
                                               (Address of principal executive offices)

                                                      DecisionOne Holdings Corp.
                                                       Direct Investment Program
                                                       (Full title of the Plan)

                                                           Dwight T. Wilson
                                                    Vice President-Human Resources
                                                      DecisionOne Holdings Corp.
                                                        50 East Swedesford Road
                                                      Frazer, Pennsylvania 19355

                                                (Name and address of agent for service)
                                            Telephone number, including area code, of agent
                                                     for service:  (610) 296-6000
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                      CALCULATION OF REGISTRATION FEE
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                                                        Proposed         Proposed
                                                         Maximum          Maximum
                                                        Offering         Aggregate         Amount of
      Title of Securities            Amount to be       Price Per        Offering         Registration
       to be Registered              Registered*         Share**          Price**             Fee
      -------------------           --------------      ---------      -------------      ------------

Common Stock (par value             238,095 shares       $23.09        $5,497,613.55        $1,665.94
   $.01 per share).............
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*  Plus an indeterminate number of additional shares which may be offered and issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

** Estimated pursuant to Rule 457 of the General Rules and Regulations under the Securities Act of 1933 solely for the purpose of computing the registration fee, based on the average of the high and low sale prices of the securities being registered hereby on the Composite Tape on July 31, 1997.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

               DecisionOne Holdings Corp. (the "Company") hereby incorporates herein by reference the following documents:

               (1) The Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1996;

               (2) All reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since June 30, 1996;

               (3) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8A dated April 25, 1995, filed under the Securities Exchange Act of 1934, including any amendment thereto or report filed for the purpose of updating such description; and

               (4) All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold.


                   INDEMNIFICATION OF DIRECTORS AND OFFICERS

               Section 145 of the DGCL permits a corporation to indemnify any of its directors or officers who was or is a party, or is threatened to be made a party to any third party proceeding by reason of the fact that such person is or was a director or officer of the corporation, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reason to believe that such person's conduct was unlawful. In a derivative action, i.e., one by or in the right of the corporation, the corporation is permitted to indemnify directors and officers against expenses (including attorneys' fees) actually and reasonably incurred by them in connection with the defense or settlement of an action or suit if they acted in good faith and in a manner that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant directors or officers are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

               Article 7 of the Company's Amended and Restated Certificate of Incorporation makes mandatory indemnification expressly authorized under the DGCL for directors of the Company. With respect to officers of the Company,
Article 7 of the Company's Amended and Restated Certificate of Incorporation provides indemnification to such extent and to such effect as the Board of Directors shall determine to be appropriate and authorized by Delaware law.

               Pursuant to Section 6.03 of the Agreement and Plan of Merger dated as of May 4, 1997 among the Company and Quaker Holding Co., Quaker Holding Co. has agreed for a period of six years following the Effective Time to (a) maintain in effect and cause the Company maintain in effect policies of directors' and officers' liability insurance and fiduciary liability insurance with terms no less favorable than current policies, with respect to claims arising prior to the Effective Time, provided that premiums for such insurance not exceed 125% of the amount per annum the Company paid in its last full fiscal year and (b) indemnify, and cause the Company to indemnify, the directors and officers of the Company to the fullest extent permitted the Company's charter and bylaws and applicable law.


                                   EXHIBITS

               The following is a complete list of exhibits filed as part of this Registration Statement:

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
Exhibit No.
-----------

 4(a) Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Registration Statement on Form S-1 (No. 333-1256) filed with the Securities and Exchange Commission on February 9, 1996 (the "Form S-1"))

 4(b) By-Laws of the Company (incorporated by reference to Exhibit 3.2 to the Form S-1)

 4(c)        Direct Investment Program

 5           Opinion of Davis Polk & Wardwell

 23(a)       Consent of Deloitte & Touche

 23(b)       Consent of Davis Polk & Wardwell (included in Exhibit 5)

 24          Powers of Attorney


                                 UNDERTAKINGS

               (a) The undersigned registrant hereby undertakes:

               (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; and

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

               (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

               (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's Annual Report pursuant to Section 13(a) or
      Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's Annual Report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



                                  SIGNATURES

               Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Frazer, Pennsylvania, on the 7th day of August, 1997.

                                      DECISIONONE HOLDINGS CORP.




                                      By /s/  Kenneth Draeger
                                         -------------------------------------
                                         Kenneth Draeger
                                         Chairman and Chief Executive Officer

               Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

       Signature                        Title                       Date
       ---------                        -----                       ----

           *               Chairman, Chief Executive Officer    August 7, 1997
-------------------------  and Director (Principal Executive
 Kenneth Draeger           Officer)


           *               Vice President and Chief Financial   August 7, 1997
-------------------------  Officer (Principal Financial and
 Thomas J. Fitzpatrick     Accounting Officer)


           *               Director                             August 7, 1997
-------------------------
 Peter T. Grauer

           *               Director                             August 7, 1997
-------------------------
 Tom G. Greig

           *               Director                             August 7, 1997
-------------------------
 Lawrence M.v.D. Schloss

     /s/ Kirk B. Wortman   Director                             August 7, 1997
-------------------------
 Kirk B. Wortman


*By /s/ Kirk B. Wortman
    ----------------------
        Kirk B. Wortman
        Attorney-in-Fact



                               INDEX TO EXHIBITS

               The following is a complete list of exhibits filed as part of this Registration Statement:


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Exhibit                                                                                              Sequentially
Number                                             Exhibit                                           Numbered Page
-------                                            -------                                           -------------

4(a)        Certificate of Incorporation of the Company (incorporated by reference to Exhibit
            3.1 to the Registration Statement on Form S-1 (No. 333-1256) filed with the
            Securities and Exchange Commission on February 9, 1996 (the "Form S-1"))

4(b)        By-Laws of the Company (incorporated by reference to Exhibit 3.2 to the Form
            S-1)

4(c)        Direct Investment Program..........................................................             8

5           Opinion of Davis Polk & Wardwell...................................................             9

23(a)       Consent of Deloitte & Touche.......................................................            10

23(b)       Consent of Davis Polk & Wardwell (included in Exhibit 5)

24          Powers of Attorney.................................................................            11
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